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                                                                 Exhibit (12)(a)

                                  ARMADA FUNDS
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456


                                February 11, 2000


Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA  19103-6996

         Re: Agreement and Plan of Reorganization by and between Armada Funds and The Parkstone Group of Funds, dated November 17, 1999
               ----------------------------------------------------------------

Dear Ladies and Gentlemen:

                  The Parkstone Group of Funds ("Parkstone") and we have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of the Prime Obligations Fund, U.S. Government Obligations Fund, Tax-Free Fund, Bond Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, Equity Income Fund, Small Capitalization Fund, International Discovery Fund, Balanced Allocation Fund and National Tax Exempt Bond Fund (each a "Transferor Fund" and collectively the "Transferor Funds") of Parkstone into the Money Market Fund, Government Money Market Fund, Tax Exempt Money Market Fund, Bond Fund, Limited Maturity Bond Fund, Intermediate Bond Fund, Equity Income Fund, Small Cap Growth Fund, International Equity Fund, Balanced Allocation Fund and National Tax Exempt Bond Fund (each a "Surviving Fund" and collectively the "Surviving Funds") of Armada Funds ("Armada") pursuant to the above-referenced Agreement and Plan of Reorganization (the "Reorganization Agreement") by and between Armada and Parkstone.

                  At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), it is contemplated that each Transferor Fund will transfer all of its assets and liabilities to the corresponding Surviving Fund in exchange for shares (the "Shares") of the corresponding Surviving Fund. Each Transferor Fund will then distribute the Shares of the Surviving Fund to the shareholders of the Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of each Transferor Fund will be terminated. All of the above steps will constitute the "Transactions."

                  To enable you to render your opinion, we are furnishing the following representations:

                  1. Each Surviving Fund qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue


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Code of 1986, as amended, for its most recently ended taxable year and will so qualify for its current taxable year.

                  2. Following the Transactions, each Surviving Fund will continue the historic business of the corresponding Transferor Fund or will use a significant portion of the corresponding Transferor Fund's historic business assets in a business.

                  3. No Surviving Fund has any plan or intention to reacquire any of its Shares issued in the Transactions, except in the ordinary course of business.

                  4. No Surviving Fund has any plan or intention to sell or otherwise to dispose of any of the assets of the corresponding Transferor Fund acquired in the Transactions, except for dispositions made in the ordinary course of business.

                  5. There is and will be, no intercorporate indebtedness between any Surviving Fund and the corresponding Transferor Fund that was issued, acquired or will be settled at a discount.

                  6. No Surviving Fund has owned during the past five years or will own, directly or indirectly, any stock of the corresponding Transferor Fund.

                  7. The Transactions will be accomplished for the purposes set forth in the Combined Proxy Statement/Prospectus, which is part of the Registration Statement that is being filed this day with the SEC on Form N-14.

                  We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                     Very truly yours,

                                     ARMADA FUNDS

                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

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                          THE PARKSTONE GROUP OF FUNDS
                            One Freedom Valley Drive
                            Oaks, Pennsylvania 19456


                                February 11, 2000

Drinker Biddle & Reath LLP
One Logan Square
18th & Cherry Streets
Philadelphia, PA  19103-6996

         Re: Agreement and Plan of Reorganization by and between Armada Funds and The Parkstone Group of Funds, dated November 17, 1999
               ----------------------------------------------------------------

Dear Ladies and Gentlemen:

                  The Armada Funds ("Armada") and we have requested your opinion as to certain Federal income tax matters in connection with the proposed reorganization (the "Reorganization") of the Prime Obligations Fund, U.S. Government Obligations Fund, Tax-Free Fund, Bond Fund, Limited Maturity Bond Fund, Intermediate Government Obligations Fund, Equity Income Fund, Small Capitalization Fund, International Discovery Fund, Balanced Allocation Fund and National Tax Exempt Bond Fund (each a "Transferor Fund" and collectively the "Transferor Funds") of the Parkstone Group of Funds ("Parkstone") into the Money Market Fund, Government Money Market Fund, Tax Exempt Money Market Fund, Bond Fund, Limited Maturity Bond Fund, Intermediate Bond Fund, Equity Income Fund, Small Cap Growth Fund, International Equity Fund, Balanced Allocation Fund and National Tax Exempt Bond Fund (each a "Surviving Fund" and collectively the "Surviving Funds") respectively, of Armada, pursuant to the above-referenced Agreement and Plan of Reorganization (the "Reorganization Agreement") by and between Armada and Parkstone.

                  At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), it is contemplated that each Transferor Fund will transfer all of its assets and liabilities to the corresponding Surviving Fund in exchange for shares (the "Shares") of the corresponding Surviving Fund. Each Transferor Fund will then distribute the Shares of the Surviving Fund to the shareholders of the Transferor Fund in exchange for all outstanding shares of the Transferor Fund, and the existence of each Transferor Fund will be terminated. All of the above steps will constitute the "Transactions."

                  To enable you to render your opinion, we are furnishing the following representations:

                  1. Each Transferor Fund qualified as a "regulated investment company" under Part I of Subchapter M of Subtitle A, Chapter 1, of the Internal Revenue


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Code of 1986, as amended, for its most recently ended taxable year and will so qualify for its current taxable year.

                  2. Each Transferor Fund will transfer to the corresponding Surviving Fund assets consisting of at least 90% of the fair market value of the Transferor Fund's net assets and at least 70% of the fair market value of its gross assets immediately prior to the Transactions. For purposes of this assumption, all of the following shall be considered as assets of each Transferor Fund held immediately prior to the Transactions: (a) amounts used by each Transferor Fund to pay its expenses in connection with the Transactions and
(b) all amounts used to make redemptions of or distributions on each Transferor Fund's shares (except for distributions of net investment company taxable income and net capital gains, other than net capital gains resulting from sales of assets for the purpose of satisfying investment objectives of each Surviving Fund, if any, that differ from the existing investment objectives of the corresponding Transferor Fund).

                  3. Each Transferor Fund will, as of the Effective Time, distribute Shares of the corresponding Surviving Fund received in Transactions to each of the Transferor Fund's shareholders in complete liquidation of the Transferor Fund and, having made such distributions, will take all necessary steps to terminate the Transferor Fund's existence.

                  4. The aggregate adjusted income tax basis and the aggregate fair market value of the assets to be transferred by each Transferor Fund to the corresponding Surviving Fund each equals or exceeds the sum of the liabilities to be assumed by the corresponding Surviving Fund or to which such transferred assets are subject.

                  5. There is no plan or intention by the shareholders of any Transferor Fund who own five percent (5%) or more of such Transferor Fund's stock and, to the best of the knowledge of the management of each Transferor Fund, no plan or intention on the part of the remaining shareholders of such Transferor Fund, to redeem or exchange a corresponding number of Shares of the Surviving Fund's stock to be received in the Transactions that would reduce the Transferor Fund shareholders' ownership of the Surviving Fund stock to a number of shares having a value, as of the time of the Transactions, of less than fifty percent (50%) of the value of all of the formerly outstanding stock of the Transferor Fund immediately prior to the Transactions. For purposes of this assumption, (a) shares of each Transferor Fund surrendered by dissenters will be treated as outstanding Transferor Fund stock immediately prior to the Transactions, and (b) shares of each Transferor Fund and the corresponding Surviving Fund held by Transferor Fund shareholders and otherwise redeemed (except for redemptions occurring in the ordinary course of each Surviving Fund's business as an open-end investment company) in anticipation of the Transactions, or subsequent to the Transactions pursuant to a plan or intention that existed at the time of the Transactions, also will be taken into account.


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                  6. No Transferor Fund is, or will be, under the jurisdiction of a court in a case under Title 11 of the United States Code or a receivership, foreclosure or similar proceeding in any Federal or State court.

                  7. The liabilities of each Transferor Fund that will be assumed by the corresponding Surviving Fund and the liabilities, if any, to which the transferred assets will be subject were incurred by each Transferor Fund in the ordinary course of its business.

                  8. The Transactions have been proposed for the purposes set forth in the Combined Proxy Statement/Prospectus, which is part of the Registration Statement that is being filed this day with the SEC on Form N-14.

                  We understand that you will, and expressly authorize you to, rely upon each of the foregoing representations in rendering your opinion of even date herewith. We undertake to advise you promptly if we become aware of any facts or circumstances that would cause any representation that we have given to be incorrect.

                                     Very truly yours,

                                     PARKSTONE GROUP OF FUNDS

                                     By:
                                         -------------------------------
                                     Name:
                                           -----------------------------
                                     Title:
                                            ----------------------------

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                                February 11, 2000

Armada Funds
The Parkstone Group of Funds
One Freedom Valley Drive
Oaks, Pennsylvania  19456

         Re: Agreement and Plan of Reorganization by and between Armada Funds and The Parkstone Group of Funds, dated November 17, 1999
               ----------------------------------------------------------------

Dear Ladies and Gentlemen:

                  You have asked for our opinion as to certain Federal income tax consequences of transactions contemplated in the above-referenced Agreement and Plan of Reorganization (the "Reorganization Agreement").

Background

                  The Parkstone Group of Funds ("Parkstone") offers multiple funds including: the Prime Obligations Fund, U.S. Government Obligations Fund, Tax-Free Fund, Bond Fund, Limited Maturity Bond Fund, Intermediate Government, Obligations Fund, Equity Income Fund, Small Capitalization Fund, International Discovery Fund, Balanced Allocation Fund and National Tax Exempt Bond Fund (each a "Transferor Fund" and collectively the "Transferor Funds"). Armada Funds offers multiple portfolios including: the Money Market Fund, Government Money Market Fund, the Money Market Fund, Government Money Market Fund, Tax Exempt Money Market Fund, Bond Fund, Limited Maturity Bond Fund, Intermediate Bond Fund, Equity Income Fund, Small Cap Growth Fund, International Equity Fund, Balanced Allocation Fund and National Tax Exempt Bond Fund, (each a Surviving Fund and collective the "Surviving Funds"). Armada and Parkstone are open-end management investment companies registered with the Securities and Exchange Commission (the "SEC") under the Investment Company Act of 1940, as amended.

                  At the Effective Time of the Reorganization (as defined in the Reorganization Agreement), it is contemplated that each Transferor Fund will transfer all of its assets and liabilities to corresponding Surviving Fund in exchange for shares (the "Shares") of the corresponding Surviving Fund. Each Transferor Fund will then distribute the Shares of the corresponding Surviving Fund to the shareholders of the corresponding Transferor Fund in exchange for all outstanding shares of each corresponding Transferor Fund, and each existence of each Transferor Fund will be terminated. All of the above steps will constitute the "Transactions."

                  For purposes of this opinion, we have relied on certain written representations of officers of Parkstone and Armada, copies of which are attached hereto,


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and have assumed such representations to be true. We have also assumed that the
Reorganization Agreement substantially in the form included as Appendix A to the Combined Proxy Statement/Prospectus (the "Proxy Statement"), which is part of the Registration Statement (the "Registration Statement") that is being filed this day with the SEC on Form N-14, has been duly authorized by the parties and approved by the shareholders of each Transferor Fund, and the appropriate documents have been filed with the appropriate government agencies.


Conclusions

                  Based upon the Internal Revenue Code of 1986, as amended (the "Code"), applicable Treasury Department regulations in effect as of the date hereof, current published administrative positions of the Internal Revenue Service contained in revenue rulings and procedures, and judicial decisions, and upon the assumptions and representations referred to herein and the documents provided to us by you (including the Proxy Statement and the Reorganization Agreement), it is our opinion for Federal income tax purposes that:

                  (i) the acquisition of the assets and assumption of the liabilities of each Transferor Fund by the corresponding Surviving Fund in return for Shares of the Surviving Fund followed by the distribution of such Shares to the shareholders of the Transferor Fund, as provided in the Reorganization Agreement, will constitute a "reorganization" within the meaning of section 368(a)(1)(C) or 368(a)(1)(D) of the Code, and each such Fund will be "a party to the reorganization" within the meaning of section 368(b) of the Code;

                  (ii) in accordance with sections 361(a), 361(c)(1) and 357(a) of the Code, no gain or loss will be recognized by the Transferor Funds as a result of the Transactions;

                  (iii) in accordance with section 1032(a) of the Code, no gain or loss will be recognized by the Surviving Funds as a result of the Transactions;

                  (iv) in accordance with section 354(a)(1) of the Code, no gain or loss will be recognized by the shareholders of each Transferor Fund upon the receipt of the Shares of each Surviving Fund in exchange for their Transferor Fund shares;

                  (v) in accordance with section 358(a)(1) of the Code, the tax basis of the Shares of each Surviving Fund received by the shareholders of the Transferor Fund will be the same as the tax basis of the shares of the Transferor Fund exchanged therefor in the Transactions;


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                  (vi) in accordance with section 362(b) of the Code, the tax basis of the assets received by each Surviving Fund in the Transactions will be the same as the tax basis of such assets in the hands of the corresponding Transferor Fund immediately before the Transactions;

                  (vii) in accordance with section 1223(1) of the Code, the holding period of the Shares of each Surviving Fund received by the shareholders of the corresponding Transferor Fund will include the holding period of the shares of the Transferor Fund exchanged therefor, provided that at the time of the exchange the shares of the Transferor Fund were held as capital assets;

                  (viii) in accordance with section 1223(2) of the Code, the holding period of each Surviving Fund with respect to the assets acquired in the Transactions will include the period during which such assets were held by the corresponding Transferor Fund; and

                  (ix) in accordance with section 381(a) of the Code, each Surviving Fund will succeed to the tax attributes of the corresponding Transferor Fund described in section 381(c) of the Code.

                  This opinion represents our best legal judgment, but it has no binding effect or official status of any kind, and no assurance can be given that contrary positions may not be taken by the Internal Revenue Service or a court concerning the issues. We express no opinion relating to any Federal income tax matter except on the basis of the facts described above. Additionally, we express no opinion on the tax consequences under foreign, state or local laws. In issuing our opinion, we have relied solely upon existing provisions of the Code, existing and proposed regulations thereunder, and current administrative positions and judicial decisions. Such laws, regulations, administrative positions and judicial decisions are subject to change at any time. Any such change could affect the validity of the opinion set forth above. Also, future changes in Federal income tax laws and the interpretation thereof can have retroactive effect.

                  We hereby consent to the filing of this opinion with the SEC as an exhibit to the Registration Statement. We also consent to the references to our firm under the caption "INFORMATION RELATING TO THE PROPOSED REORGANIZATION-- Federal Income Tax Consequences" in the Proxy Statement. In consenting to such references to our firm, we have not certified any part of the Registration Statement, and


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such consent does not establish that we come within the categories of persons whose consent is required under section 7 of the Securities Act of 1933 or under the rules and regulations of the SEC issued thereunder.

                                      Very truly yours,



                                      DRINKER BIDDLE & REATH LLP


SDDH:FCM




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